UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL MEDIA ACQUISITION CORP.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RELIANCE ANIMATION ESTABLISHES FOOTPRINT IN INTERNATIONAL GEOGRAPHY WITH ITS SHOW ‘SAMMY & RAJ’ FOR NICKELODEON US

Mumbai, March 15, 2023: Since 2018, Reliance Animation has successfully delivered over 18,000 minutes of animation content across 1,500+ episodes for shows such as ‘Sammy & Raj’, ‘Little Singham’, ‘Golmaal Jr.’, ‘Smashing Simmba’, ‘Bhaiyyaji Balwan’, among others.

Reliance Animation is the production partner for ‘Sammy & Raj’, one of Nickelodeon International & Nickelodeon India’s first ever children’s series with cross-border cultural mix. The 20-episode comedy follows the misadventures of a pair of cousins who have access to a time-altering program and can pause, rewind, fast-forward, and slow-motion their way through a variety of situations. The animated series was released first in the United Kingdom, Africa, Southeast Asia, and the Middle East and will be eventually released in India. Reliance produced the show using the Harmony software platform, which is well known in the international markets.

Reliance Animation is the first production house to get Bollywood IPs into to animation, by partnering with Rohit Shetty, director of the blockbuster Super Cop franchise ‘Singham’ & comedy franchise ‘Golmaal’.

‘Little Singham’, inspired by the blockbuster film ‘Singham’, launched on 24th April 2018, and within a short span of time, started ruling the hearts of kids across India and bagged the Best Bollywood Inspired IP at the ANN Awards 2022 (AnimatioN Network Awards). With over 580 episodes and 20 telefilms in both 2D & 3D, the show aired on Discovery Kids, which jumped to the no. 2 spot in BARC ratings (Broadcast Audience Research Council) within the first week of ‘Little Singham’s release. The show recently moved to Pogo and is also streaming on Netflix in Hindi, English and Tamil.

‘Golmaal Jr.’, the second IP by Reliance Animation in collaboration with Rohit Shetty, was launched on 13th May 2019 and airs on Nickelodeon in Hindi & English with over 320 episodes. In a couple of weeks after its launch ‘Golmaal Jr.’ was rated no. 1 show in BARC ahead of ‘Motu Patlu’ which had been ruling the top spot for last couple of years.

‘Smashing Simmba’, based on the second character of the Rohit Shetty Super Cop franchise, released on 14th Nov 2020 and has clocked over 180 episodes. The animated show first aired on Pogo in Nov 2020 and recently started streaming on Discovery Kids from January 2023. In the week of its release on Pogo, ‘Smashing Simmba’ was rated the no. 1 show on the channel and the no. 3 show across Pogo’s kids’ category in urban India. This show was also awarded as the Best Remotely Produced Content at ANN Awards 2022.

‘Bhaiyyaji Balwan’ is one of Reliance Animation’s successful home-grown IPs currently showing on the Disney Kids Network. The team successfully completed delivery of 104 episodes within a span of 12 months. This series offers wholesome entertainment with relatable characters in everyday stories and is ranked no. 5 amongst all series in the Kids Genre during the first 4 weeks post launch.

‘Pandeyji Pehelwan’ is another home-grown IP by Reliance Animation which is sold to a large regional broadcaster, ETV, as part of the launch of their Kids’ channel ETV Bal Bharat in April 2021. The team has delivered over 50 episodes so far.

Tejonidhi Bhandare, CEO, Reliance Animation commented “Our journey has been from 2D to 3D to Harmony to Anime and to Tech over last couple of years. We are now focusing on creating home-grown IPs after the success of our Bollywood IPs. Globally, we will also focus on Production Services and co-productions for both Linear and Digital platforms. The vision is to bring a world of fantasy and excitement for our consumers through unique storytelling 'blended' with cutting edge technology and creativity”.

Vikram Veturi, Creative Head, Reliance Animation, commented, “With our lovable characters and entertaining stories filled with fun, our aim is to capture the hearts of young audiences all over the country. It has been an incredible experience producing and creating shows that are adored and cherished by our young viewers. We continue to strive to craft inspiring and thrilling content that will leave a lasting impact in the future.”

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Business Combination

On October 22, 2022, IMAC entered into a Stock Purchase Agreement (the “SPA”) with the Seller, and the Target Company. Pursuant to the terms of the SPA, a business combination between IMAC and the Target Company will be effected by the acquisition of 100% of the issued and outstanding share capital of the Target Company from Seller in a series of transactions.

About Reliance Entertainment

Reliance Entertainment is one of India’s largest content studios, having produced and distributed more than 400 films that have grossed over $1 billion at the global box office. As a vertically integrated media company focused on India, the fifth largest media and entertainment market globally according to FICCI & EY, Reliance has proprietary new media assets across animation and gaming, which monetize the Company’s proprietary film IP library across new media platforms. Reliance invests in film production companies and intellectual property, maintaining a rich content portfolio across multiple Indian languages and relationships for digital distribution with Netflix, Amazon, Disney+Hotstar and other platforms. Reliance films have won 29 national awards since 2008, and the Company works with some of the most prominent directors and stars in India.

www.relianceentertainment.com

FACEBOOK: @RelianceEntertainment

TWITTER: @RelianceEnt

INSTAGRAM: @reliance.entertainment

Contact: Fatema.Nagree@relianceada.com +919326606275

About International Media Acquisition Corp.

IMAC is special purpose acquisition company (SPAC), incorporated under the laws of the State of Delaware, USA, on January 15, 2021. IMAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

IMAC is led by its founder, Shibasish Sarkar, a media and entertainment industry leader with more than 27 years of corporate experience handling multiple verticals across films, television, animation, gaming content and operations of digital and new media platforms.

To learn more, please visit: https://www.imac.org.in.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “anticipate,” “project,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, expectations and timing related to Reliance’s business, customer growth and other business milestones, potential benefits of the proposed business combination (the “Proposed Transactions”), and expectations related to the timing of the Proposed Transactions.

These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of IMAC’s and Reliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of IMAC and Reliance.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Transactions, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Transactions or that the approval of the stockholders of IMAC or Reliance is not obtained; failure to realize the anticipated benefits of the Proposed Transactions; risks relating to the uncertainty of the projected financial information with respect to Reliance; risks related to the Indian film, gaming, and entertainment industry, including changes in entertainment delivery formats; global economic conditions; the effects of competition on Reliance’s future business; risks related to operating results and growth rate; the business could be harmed the amount of redemption requests made by IMAC’s public stockholders; and those factors discussed in IMAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” and the Current Report on Form 8-K filed on January 26, 2023 and other documents of IMAC filed, or to be filed, with the SEC.

Important Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving IMAC and Reliance. IMAC has filed a proxy statement with the SEC, and certain related documents, to be used at the meeting of stockholders to approve the proposed business combination and related matters. Investors and security holders of IMAC are urged to read the proxy statement and any amendments thereto and other relevant documents that will be filed with the SEC, carefully and in their entirety when they become available because they will contain important information about IMAC, Reliance and the business combination. The definitive proxy statement will be mailed to stockholders of IMAC as of a record date to be established for voting on the proposed business combination. Investors and security holders will also be able to obtain copies of the registration statement and other documents containing important information about each of the companies once such documents are filed with the SEC, without charge, at https://www.sec.gov/. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in Solicitation

IMAC and its directors and executive officers may be deemed participants in the solicitation of proxies from IMAC’s stockholders in connection with the proposed business combination. Reliance and its directors and executive officers may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of IMAC’s directors and executive officers in the solicitation by reading IMAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of IMAC’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement related to the business combination when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Investor Contact: investors@imac.org.in